Exhibit 99.1

Alanco Announces Appointment of
New President for Subsidiary, StarTrak Systems, LLC

(Scottsdale, AZ – November 8, 2010) – Alanco Technologies, Inc. (NASDAQ: ALAN), today announced the appointment of E. Kevin Dahill as President of its sole subsidiary, StarTrak Systems, LLC, effective immediately.  Mr. Dahill replaces founder and Director Tim Slifkin, who has been appointed to the new position of StarTrak Chief Technology Officer.

Mr. Dahill has extensive executive level experience in a broad range of both public and private technology companies.  Prior to joining StarTrak, Mr. Dahill was Acting Chief Financial Officer at Affinity Solutions, Inc. a $20 million privately-held technology-based provider of customer loyalty programs to financial services companies.  His executive experience includes:  Chief Operating Officer of Avero, Inc.; Chief Financial Officer of Mobius Management Systems, Inc.; President of EIS International, Inc. and President, Optical Products Division of Iomega.  He started his career as a design engineer with Control Data Corporation, and subsequently worked as a consultant with McKinsey and Company.  Mr. Dahill has a BS in Mechanical Engineering from Notre Dame, an MSME from Georgia Tech, and an MS in Management from the Sloan School at MIT.

Robert R. Kauffman, Alanco Chairman and CEO commented “Since our acquisition of StarTrak in July, 2006, we have invested over $15 million to fully commercialize the Company’s proprietary information technology, monitoring and control services for the refrigeration transport market.  StarTrak has successfully capitalized upon their ‘first mover’ position in this emerging, high growth market opportunity by providing world class technology and unparalleled customer service to capture a dominant share of this new market.  Since our acquisition, StarTrak’s annual sales have doubled to approximately $15 million in our last fiscal year ended June 30, 2010.  StarTrak is now poised to achieve sustained profitability and enter a new phase of growth as adoption of our technology is rapidly increasing in all market segments, particularly truck and container.  I am confident that Mr. Dahill’s extensive professional experience and exemplary personal attributes will serve us well in leading StarTrak through its next exciting growth phase.  In his new role as StarTrak’s Chief Technology Officer, Tim Slifkin will continue to contribute his outstanding technical skills and industry experience to maintain and expand StarTrak’s world-class technology and industry technological leadership.”

Alanco Technologies, Inc. provides wireless monitoring and asset management solutions through its StarTrak Systems subsidiary.  StarTrak Systems is the dominant provider of tracking, monitoring and control services to the refrigerated or “Reefer” segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain.  For more information, visit the Alanco website at www.alanco.com or StarTrak Systems at www.startrak.com.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS.  THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES THAT MAKE THE COMPANY’S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY’S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

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